Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286726
The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated April 28, 2025)
    Common Shares
Pre-funded Warrants to Purchase     Common Shares
(and Common Shares Underlying the Pre-funded Warrants)

Robin Energy Ltd.
Robin Energy Ltd. (the “Company,” “we,” “our” or “us”) is offering     shares of our common stock, par value $0.001 per share (“Common Shares”) and, in lieu of common stock to certain investors, pre-funded warrants to purchase     shares of common stock (the “Pre-funded Warrants”). The purchase price of each Pre-funded Warrant equals the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.001, which is the exercise price of each Pre-funded Warrant. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Pre-funded Warrants.
Our common stock is listed on the Nasdaq Capital Market under the symbol “RBNE.” On September 10, 2025 the last reported sale price of our common stock on the Nasdaq Capital Market was $2.30 per share. There is no established trading market for the Pre-funded Warrants, and we do not expect an active trading market to develop. We do not intend to list the Pre-funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading market. Without an active trading market, the liquidity of these securities will be limited.
We qualify as an “emerging growth company” as defined in the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, as such, we may elect to comply with certain reduced reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”
The Common Shares sold in this offering include preferred stock purchase rights which trade with the Common Shares and are also being registered under the registration statement of which this prospectus forms a part. We are also registering the Common Shares issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby.
We have a multi-class capital structure consisting of Common Shares, Series A Preferred Shares and Series B Preferred Shares. Our common shareholders are entitled to one vote for each Common Share held. Our Series A Preferred Shares have no voting rights, subject to limited exceptions, however each Series A Preferred Share has a stated amount of $25.00 per share, and each holder of Series A Preferred Shares has the right, subject to certain conditions, at any time commencing on April 14, 2027, to convert, in whole or in part but not in an amount less than 40,000 Series A Preferred Shares, the Series A Preferred Shares beneficially held by such holder into our Common Shares at the applicable conversion price then in effect. The issuance of additional Common Shares upon the potential conversion of our Series A Preferred Shares could dilute the interests of our common shareholders and affect the trading price for our Common Shares. Each Series B Preferred Share has the voting power of 100,000 Common Shares and counts for 100,000 votes for purposes of determining quorum at a meeting of shareholders, subject to certain adjustments to maintain a substantially identical voting interest in us following the occurrence of certain events. Except as otherwise required by law or provided by our Amended and Restated Articles of Incorporation and Statement of Designation for our Series B Preferred Shares, holders of our Series B Preferred Shares and holders of our Common Shares shall vote together as one class on all matters submitted to a vote of our shareholders. Please see the section of the accompanying prospectus entitled “Description of Capital Stock” for further information regarding our capital structure, and the rights, including the voting rights, privileges, and preferences of the holders of our shares.
Investing in our securities involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-9 of this prospectus supplement, and page 8 of the accompanying base prospectus, and in our annual report on Form 20-F for the fiscal year ended on December 31, 2024, filed with the U.S. Securities and Exchange Commission, or the Commission, on April 15, 2025, or our “Annual Report” which is incorporated by reference herein, to read about the risks you should consider before purchasing our securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-funded Warrant	Total
Offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
The Underwriter fees shall equal 7% of the gross proceeds of the securities sold by us in this offering. We have also agreed to reimburse the Underwriter for certain expenses. We refer you to the section entitled “Underwriting” of this prospectus for additional information regarding total compensation and other items of value payable to the Underwriter.

We have granted the Maxim Group LLC (“Maxim” or “the Underwriter”) an option exercisable within 45 days of the date of this prospectus to purchase from us up to    additional Common Shares at a price of $   per share to cover over-allotments, if any. If this over-allotment option for Common Shares is exercised in full, the total offering price will be approximately $  , and the total net proceeds, before expenses and after deducting the underwriting discounts described above, to us will be approximately $  .
The offering will settle delivery versus payment or receipt versus payment, as the case may be. We expect to deliver the securities offered hereby on or about    , 2025, subject to satisfaction of certain customary closing conditions.
Sole Book-Running Manager
Maxim Group LLC
The date of this prospectus supplement is September   , 2025.

PROSPECTUS SUMMARY
BASE PROSPECTUS
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Commission, utilizing a “shelf” registration process.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.
The second part, the base prospectus, provides more general information about securities we may offer from time to time, some of which do not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying base prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our common shares.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Underwriter has not, authorized anyone to provide you with information that is different from that contained or incorporated by reference into the aforementioned documents. We and the Underwriter take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you with. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our common shares.
Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”), provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are statements other than statements of historical facts.
Robin Energy Ltd. desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this prospectus supplement, statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “target”, “forecast”, “project”, “plan”, “potential”, “continue”, “possible”, “likely”, “may”, “could”, “should”, and similar expressions, terms, or phrases may identify forward-looking statements.
The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
In addition to these assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
•	the effects of our spin off from Toro Corp (the “Spin Off”);
•
our business strategy, expected capital spending and other plans and objectives for future operations, including our ability to expand our business as a new entrant to the product tanker and liquefied petroleum gas (“LPG”) carrier shipping industry sectors;

•
market conditions and trends, including volatility and cyclicality in charter rates, factors affecting supply and demand for vessels such as fluctuations in demand for and the price of the products we transport, fluctuating vessel values, changes in worldwide fleet capacity, opportunities for the profitable operations of vessels in the segments of the shipping industry in which we operate and global economic and financial conditions, including interest rates, inflation and the growth rates of world economies;

•
our ability to realize the expected benefits of any vessel acquisitions or sales, and the effects of any change in our fleet’s size or composition, increased transaction costs and other adverse effects (such as lost profit) due to any failure to consummate any sale of our vessels, on our future financial condition, operating results, future revenues and expenses, future liquidity and the adequacy of cash flows from our operations;

•
our relationships with our current and future service providers and customers, including the ongoing performance of their obligations, dependence on their expertise, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
the availability of debt or equity financing on acceptable terms and our ability to comply with the covenants in agreements relating thereto, in particular due to economic, financial or operational reasons;

•
our continued ability to enter into time charters, voyage charters or pool arrangements with existing and new customers and pool operators, and to re-charter our vessels upon the expiry of the existing pool agreement and time charter as applicable;

•	any failure by our contractual counterparties to meet their contractual obligations;
•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance and costs associated with climate change;

•
our ability to fund future capital expenditures and investments in the refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire;
•	fluctuations in interest rates and currencies, including the value of the U.S. dollar relative to other currencies
•	any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity breach;
•	existing or future disputes, proceedings or litigation;
•	future sales of our securities in the public market, and our ability to maintain compliance with applicable stock exchange listing standards or the delisting of our Common Shares;
•	volatility in our share price;
•	potential conflicts of interest involving members of our board of directors, including our chief executive officer, senior management and certain of our service providers that are related parties;
•
general domestic and international geopolitical conditions, such as political instability, events or conflicts (including armed conflicts, such as the war in Ukraine and the conflicts in the Middle East), acts of piracy or maritime aggression, such as recent maritime incidents involving vessels in and around the Red Sea, sanctions, “trade wars” (including as a result of tariffs imposed by the United States or other countries), and potential governmental requisitions of our vessel during a period of war or emergency;

•	global public health threats and major outbreaks of disease;
•	any material cybersecurity incident;
•
changes in seaborne and other transportation, including due to the maritime incidents in and around the Red Sea, fluctuating demand for product tankers or LPG carriers and/or disruption of shipping routes due to accidents, political events, international sanctions, international hostilities and instability, piracy, smuggling or acts of terrorism;

•
changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry and to vessel rules and regulations, as well as changes in inspection procedures and import and export controls;

•	inadequacies in our insurance coverage;
•	developments in tax laws, treaties or regulations or their interpretation in any country in which we operate and changes in our tax treatment or classification;
•	the impact of climate change, adverse weather and natural disasters;
•	accidents or the occurrence of other unexpected events, including in relation to the operational risks associated with transporting refined petroleum products and LPG; and
•
other factors discussed in the “Risk Factors” section of this prospectus supplement, and listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the Commission, including our most recent Annual Report, which is incorporated by reference into this prospectus.

You should not place undue reliance on forward-looking statements contained in this prospectus supplement because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus supplement are qualified in their entirety by the cautionary statements contained in this prospectus supplement.
Any forward-looking statements contained herein are made only as of the date of this prospectus supplement, and except to the extent required by applicable law or regulation we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Republic of the Marshall Islands corporation and our principal executive offices are located outside the United States. All of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information that appears elsewhere in this prospectus or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.
Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company”, “we”, “us”, and “our” refer to Robin Energy Ltd. and all of its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is the U.S. dollar and all references in this prospectus supplement to “$” or “dollars” are to U.S. dollars.
Our Company
We are an international ship-owning company providing energy transportation services globally. As of the date of this prospectus, we maintain a fleet of one Handysize product tanker vessel and one LPG carrier vessel, which we took delivery of on September 3, 2025, with an aggregate cargo carrying capacity of 0.04 million dwt and an average age of 18.4 years.
Under pre-existing agreements between various parties and our shipowning subsidiaries, our Handysize product tanker vessel is currently contracted to operate in a pool, with such arrangement to be reevaluated by management on a periodic basis, and our LPG carrier is employed on a time-charter contract at a rate of $337,000 per calendar month with earliest redelivery expected in late December 2025 .
Chartering of our Fleet
We intend to actively market our Handysize product tanker vessel predominantly in the spot voyage market and/or enter into pool arrangements but may also enter into time charter contracts in order to secure optimal employment in the product tanker shipping market, and to mainly employ our LPG carrier in period time charter contracts, while evaluating the conditions and taking advantage of some spot voyages upon redelivery from period time charters if spot market conditions are favorable. As of September 9, 2025, our product tanker vessel was participating in a pool arrangement and our LPG carrier was employed under a time-charter contract at a rate of $337,000 per calendar month. Our existing pooling agreement does not have a specified termination date. We are, however, entitled to withdraw our product tanker from the pool arrangement and terminate this agreement by giving sixty days written notice, plus or minus thirty days in the pool manager’s option. For further information, please see “Item 4. Business-Chartering of our Fleet” in our Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”) filed with the Securities and Exchange Commission on April 15, 2025 and incorporated by reference herein.
Management of our Company and our Fleet
Our vessels are commercially and technically managed by Castor Ships S.A. (“Castor Ships”), a company controlled by our Chairman and Chief Executive Officer, Petros Panagiotidis. Pursuant to a Master Management Agreement between us and Castor Ships entered into on April 14, 2025, Castor Ships manages our business overall and provides us with crew management, technical management, operational employment management, insurance management, provisioning, bunkering, commercial, chartering and administrative services, including, but not limited to, securing employment for our vessels, arranging and supervising the vessels’ commercial operations, handling all of the Company’s vessels sale and purchase transactions, undertaking related shipping projects, management advisory and support services, accounting and audit support services, as well as other associated services requested from time to time by us. Castor Ships may choose to subcontract these services to other parties at its discretion.
For further information, please see “Certain Relationships and Related Party Transactions—Management, Commercial and Administrative Services” in the Annual Report.
Corporate Information
Our principal executive office is at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus. Our telephone number at that address is +357 25 357 769. Our website is www.robinenergy.com. This web address is provided as an inactive textual reference only. The SEC maintains an

Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. None of the information contained on, or that can be accessed through, these websites is incorporated into or forms a part of this prospectus.
Implications of Being a Foreign Private Issuer
As a non-U.S. company which qualifies as a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are subject to different requirements under the U.S. securities laws than U.S. domestic issuers. See “Risk Factors-Risks Relating to Our Common Shares- We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.” in our Annual Report and “Where You Can Find More Information.”
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•
exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and
•
exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of the Spin Off, or December 31, 2030, or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if we have more than $1.235 billion in “total annual gross revenues” during the most recently completed fiscal year, or we have issued more than $1 billion in non-convertible debt in the past three years, or we become a “large accelerated filer”. For as long as we take advantage of the reduced reporting obligations, the information that we provide shareholders may be different from information provided by other public companies.
We are choosing to take advantage of these reduced burdens, save for the exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies. We are choosing to “opt out” of such extended transition period and will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

THE OFFERING
Common Shares outstanding as of September 9, 2025
5,994,731 Common Shares
Number of Common Shares offered by us including Common Shares underlying pre-funded warrants being offered by us
Common Shares (or     Common Shares if the Underwriter exercises its over-allotment option for Common Shares in full).
Pre-funded Warrants offered by us
We are also offering to each purchaser whose purchase of Common Shares offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-funded Warrants in lieu of the Common Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Common Shares.
For each Pre-funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Common Shares we are offering will be decreased on a one-for-one basis.
This prospectus also relates to the offering of the Common Shares issuable upon exercise of the Pre-funded Warrants.
Description of the Pre-funded Warrants
Each Pre-funded Warrant will be exercisable for one Common Share. Subject to limited exceptions, a holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of Common Shares outstanding immediately after giving effect to such exercise. The purchase price of each Pre-funded Warrant will equal the price per Common Share, minus $0.001, and the exercise price of each Pre-funded Warrant will be $0.001 per Common Share. The Pre-funded Warrants are immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-funded Warrants are exercised in full.
For more information regarding the Pre-funded Warrants, you should carefully read the section titled “Description of the Securities We Are Offering” in this prospectus.
Preferred share purchase rights
Our Common Shares include preferred share purchase rights, as described under the section “Description of Capital Stock” in the accompanying prospectus.

Common Shares to be outstanding immediately after this offering(1)
    Common Shares (or     Common Shares if the Underwriter exercises its over-allotment option for Common Shares in full), excluding any Common Shares issuable under the Pre-funded Warrants.
Over-allotment option
We have granted the Underwriter an option exercisable within 45 days of the date of this prospectus to purchase from us up to     additional Common Shares at a price of $    per share, less the underwriting discounts payable by us, solely to cover over-allotments, if any.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $    million, after deducting Underwriter fees and estimated offering expenses payable by us. We currently intend to use the net proceeds of this offering, after deducting Underwriter fees and estimated offering expenses payable by us, for general corporate purposes, which may include, among other things, funding for working capital needs and fleet expansion. See “Use of Proceeds.”
Risk factors
Investing in our common shares is highly speculative and involves a    high degree of risk and uncertainty. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 8 of the accompanying base prospectus and in our Annual Report, starting on page 3 thereof, which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.
Listing
Our common shares currently trade on the Nasdaq Capital Market under the symbol “RBNE”.
(1)
The number of Common Shares to be outstanding after this offering is based on 5,994,731 Common Shares outstanding as of September 9, 2025 and excludes as of such date Common Shares issuable upon conversion of our 1.00% Series A Fixed Rate Cumulative Perpetual Convertible Preferred Shares (the “Series A Preferred Shares”), with a cumulative preferred distribution accruing initially at a rate of 1.00% per annum on the stated amount of $25.00 per share, which are convertible, in whole or in part but not in an amount of less than 40,000 Series A Preferred Shares, at their holder’s option, to Common Shares from and after the second anniversary of their issue date at the lower of (i) 200% of the VWAP of our Common Shares over the five consecutive trading day period commencing on and including the Spin Off distribution date (the “Distribution Date”), and (ii) the VWAP of our Common Shares over the five consecutive trading day period expiring on the trading day immediately prior to the date of delivery of written notice of the conversion. See “Description of Capital Stock—Series A Convertible Preferred Shares.” in our Annual Report.

Except as otherwise noted, all information in this prospectus assumes (1) no sale of the Pre-funded warrants in this offering, which, if sold, would reduce the number of Common Shares we are offering on an one-for-one basis, and (2) no exercise by the Underwriter of its option to purchase up to     additional Common Shares from us to cover over allotments, if any.

RISK FACTORS
An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. You should consider carefully the risks set forth below, those risk factors set forth under the heading “Risk Factors” in our Annual Report incorporated by reference in this prospectus supplement, and in any other documents we have incorporated by reference in this prospectus supplement, as well as those under the heading “Risk Factors” in the accompanying base prospectus before investing in our common shares. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.
Risk Related to the Offering
We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and cash flows, and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
Future issuances of additional Common Shares, including as a result of an optional conversion of Series A Preferred Shares, or the potential for such issuances, may adversely impact the price of our Common Shares and could impair our ability to raise capital through equity offerings. Shareholders may experience significant dilution as a result of any such issuances.
Robin has an authorized share capital of 3,900,000,000 Common Shares that it may issue without further shareholder approval. In order to raise additional capital and as part of our business strategy, including funding the expansion of our fleet and supporting our further growth plans, or in connection with equity awards, strategic transactions or otherwise, we may in the future offer additional Common Shares, preferred shares, or other securities convertible into or exchangeable for our Common Shares, including convertible debt or warrants such as this offering. As part of our business strategy, we may rely in part on issuances of equity or preferred securities, which may carry voting rights and may be convertible into Common Shares. We may issue such securities in private placements, including to related parties, or in registered offerings. In addition, our Series A Convertible Preferred Stock is convertible at a conversion price equal to the lower of (i) $200% of the VWAP of our Common Shares over the five consecutive trading day period commencing on and including April 14, 2025 and (ii) the VWAP of our common stock over the five consecutive trading day period expiring on the trading day immediately prior to the date of delivery of written notice of the conversion, which may result in the issuance of common stock upon conversion of such preferred stock at an effective price lower than the price per share paid by other investors. The issuance of additional common stock, preferred stock or other securities could adversely impact the trading price of our Common Shares.
We cannot assure you at what price the offering of our shares in the future, if any, will be made but they may be offered and sold at a price significantly below the current trading price of our Common Shares or the acquisition price of Common Shares by shareholders and may be at a discount to the trading price of our Common Shares at the time of such sale. Purchasers of the Common Shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested, and investors purchasing shares or other securities in the future could have rights that are superior to existing shareholders.
Except as otherwise set forth in Pre-Funded Warrants, holders of the Pre-Funded Warrants offered hereby will have no rights as shareholders with respect to the Common Shares underlying the Pre-Funded Warrants until such holders exercise their Pre-Funded Warrants and acquire our Common Shares.
The Pre-funded Warrants offered hereby do not confer any rights of Common Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire Common Shares at a fixed price. Specifically, commencing on the date of issuance, holders of Pre-funded Warrants may acquire the Common Shares issuable upon exercise of such warrants at an exercise price of $0.001 per share until all of the Pre-funded Warrants are exercised in full.

There is no public market for the Pre-funded Warrants.
There is no established public trading market for the Pre-funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-funded Warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the Pre-funded Warrants will be limited.
Our share price may be highly volatile and, as a result, investors in our Common Shares could incur substantial losses.
Our stock price has recently been volatile and may continue to be volatile in the future. The stock market in general, and the market for shipping companies in particular, have experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of particular companies. As a result of this volatility, investors may experience rapid and substantial losses on their investment in our Common Shares that are unrelated to our operating performance. Our stock price may exhibit similar volatility, which may cause our Common Shares to trade above or below what we believe to be their fundamental value. Furthermore, significant historical fluctuations in the market price of Toro’s Common Shares have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums, and, as Toro distributed our Common Shares to its common shareholders in connection with the Spin Off, we may experience similar patterns of investment.
Market volatility and trading patterns may create several risks for investors, including but not limited to the following:
•	the market price of our Common Shares may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;
•
to the extent volatility in our Common Shares is caused by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our Common Shares as traders with a short position make market purchases to avoid or to mitigate potential losses, investors may purchase Common Shares at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•
if the market price of our Common Shares declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the price of our Common Shares will not fluctuate, increase or decline significantly in the future, in which case you could incur substantial losses.

We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our Common Shares may decline or fluctuate rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our Common Shares or result in fluctuations in the price or trading volume of our Common Shares, which include but are not limited to the following:
•	investor reaction to our business strategy;
•
the sentiment of the significant number of retail investors whom we believe, will hold our Common Shares, in part due to direct access by retail investors to broadly available trading platforms, and whose investment thesis may be influenced by views expressed on financial trading and other social media sites and online forums;

•	the amount and status of short interest in our Common Shares, access to margin debt, trading in options and other derivatives on our Common Shares and any related hedging and other trading factors;
•	our continued compliance with the listing standards of the Nasdaq Capital Market and any action we may take to maintain such compliance, such as a reverse stock split;
•	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our industry;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	our ability or inability to raise additional capital and the terms on which we raise it;
•	our dividend strategy;

•	our continued compliance with any debt covenants;
•	variations in the value of our fleet;
•	declines in the market prices of stocks generally;
•	trading volume of our Common Shares;
•	sales of our Common Shares by us or our shareholders;
•	speculation in the press or investment community about our Company, our industry or our securities;
•	general economic, industry and market conditions; and
•
any other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations or result in political or economic instability.

Some companies that have experienced volatility in the market price of their common shares have been subject to securities class-action litigation. If instituted against us, such litigation could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, operating results and growth prospects. There can be no guarantee that the price of our Common Shares will remain at or rise above the sale price in this offering or that future sales of our Common Shares will not be at prices lower than those initially distributed or sold to investors.
We may use the net proceeds from this offering to purchase additional bitcoin, the price of which has been, and will likely continue to be, highly volatile.
We may use the net proceeds from this offering to purchase additional bitcoin. Bitcoin is a highly volatile asset that has traded below $56,000 per bitcoin and above $124,000 per bitcoin on Coinbase in the 12 months preceding the date of this prospectus. In addition, bitcoin does not pay interest or other returns and so ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin with the net proceeds from this offering. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.
Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.
Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.
The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch and SEC, among others in the United States and abroad, have been active in recent years, and laws including the European Union’s Markets in Crypto Assets Regulation and the U.K.’s Financial Services and Markets Act 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased or different regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.
The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.
Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.
Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.
In addition, while the current administration has expressed support regarding the development and use of digital assets as the industry has anticipated, the specific regulatory frameworks are still to be developed. Expectations around U.S. digital asset policy, including potential sentiments that the U.S. government is not moving quickly enough or not meeting policy expectations, may adversely affect the price of bitcoin.
Changes in U.S. tax law may adversely impact certain investors of our securities and our business
Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect our business or holders of our securities. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are may continue to occur in the future.
On July 4, 2025, the President of the United States signed into law a new tax bill commonly referred to as the “One Big Beautiful Bill Act”, which may affect the U.S. federal income tax considerations applicable to certain investors of our securities. The likelihood of other tax legislation being enacted is uncertain. Investors should consult their own tax advisors regarding such enacted legislation as well as the potential impact of such legislation on them in light of their own personal circumstances.
Risks Relating to the LPG Carrier and Tanker Industry
The tanker industry is historically cyclical and seasonal, leading to volatility in charter rates, revenue, and earnings which may adversely affect our business, financial condition and operating results.
The tanker industry is historically cyclical, leading to volatility in charter rates, revenues, and earnings. This cycle may be influenced by seasonality, geopolitical disruptions, longer voyage distances, and fluctuations in fleet size due to new deliveries, vessel demolitions, and conversions as evidenced by the clean products segment, which recorded a notable year-over-year earnings decline in the first half of 2025. Demand for tankers is closely tied to the crude oil and petroleum products markets, which are themselves cyclical and volatile. Tanker employment also depends on oil supply and demand dynamics and the balance between modern and older tonnage.

The limited activity in the Handysize tanker newbuilding market during 2024 has continued during 2025, and, as result, the new contracting to active fleet ratio continues to remain at relatively low levels. The worldwide Handysize tanker fleet grew by 1.7% during 2024 and growth until August, 2025, was 2.0%. The total orderbook of Handysize tanker vessels as of the same date stood at 5% of the current fleet, with deliveries expected mainly during the next two years.
Charter rates for LPG carriers are volatile and cyclical in nature. A decrease in LPG carrier charter rates may adversely affect our business, financial condition and operating results.
The LPG carrier industry is both cyclical and volatile in terms of charter rates, profitability and vessel values. Fluctuations in charter rates result from changes in the supply and demand for vessel capacity and changes in the supply and demand for the products transported by LPG carriers. The degree of charter rate volatility among different types of LPG carriers has also varied widely. Further, because many factors (including the supply and demand for the products transported by LPG carriers) influencing the supply of, and demand for, vessel capacity are unpredictable, the timing, direction and degree of changes in the LPG carrier market are also unpredictable.
The global economy and the LPG carrier industry have experienced significant disruptions as a result of Russia’s invasion of Ukraine and sanctions imposed in relation to such conflict. LPG carrier rates have been impacted by changing energy prices as a result of disruptions to energy production, trade patterns and trade routes, including shipping in the Black Sea and elsewhere. The continuation or further extension of economic sanctions, boycotts or otherwise may eventually result in a reduction in the supply of LPG available for transportation and could negatively impact charter rates over the longer term.
Any deterioration of charter rates resulting from various factors relating to the cyclicality and volatility of our business, including those above, may adversely affect our ability to profitably charter or re-charter our LPG carrier or to sell our LPG carrier vessels on a profitable basis. In particular, a significant decrease in charter rates would cause asset values to decline. Any of the foregoing factors could negatively impact our operating results, liquidity and/or financial condition.
Future growth in the demand for our services will depend among others on changes in supply and demand, economic growth in the world economy and demand for LPG and LPG transportation relative to changes in worldwide fleet capacity.
The capacity of the world LPG carrier fleet appears likely to increase in the near term. However, future growth in the demand for LPG carriers, as well as the charter rates for such LPG carriers, depends on a variety of factors that may impact the supply of and demand for the products we transport. Factors that influence demand for LPG carrier capacity include, but are not limited to:
•	changes in the supply of vessel capacity for the seaborne transportation of LPG products, which is influenced by the following factors;
•	the available supply of LPG products;
•	changes in the supply of vessel capacity for the seaborne transportation of LPG products, which is influenced by the following factors;
•	the availability of financing for new and secondhand LPG carriers and shipping activity;
•	the number of newbuilding deliveries and the ability of shipyards to deliver newbuildings by contracted delivery dates and capacity levels of shipyards;
•	the scrapping rate of older vessels and secondhand LPG carrier values in relation to scrap prices;
•	the number of vessels that are out of service, as a result of vessel casualties, repairs and dry-dockings;
•	the number of conversions LPG carriers to other uses or conversions of other vessels to LPG carriers, as applicable;
•	port and canal congestion;
•	the speed of LPG carriers being operated;
•	changes in environmental and other regulations that may limit the useful lives of vessels;

•	changes in LPG carrier prices;
•	any factors that affect the foregoing;
•	changes in the level of demand for seaborne transportation of LPG products, which is influenced by the following factors:
•	the level of production of LPG products in net export regions;
•	the level of demand for LPG products globally, and in particular, in net import regions such as Asia, Europe, Latin America and India;
•	regional availability of refining, liquefaction and deliquefaction capacity and inventories compared to geographies of oil and natural gas production and liquefaction and deliquefaction regions;
•	a reduction in global or general industrial activity specifically in the plastics and chemical industry;
•	changes in the cost of petroleum and natural gas from which liquefied gases are derived;
•	prevailing global and regional economic conditions;
•
global and regional economic and political conditions and developments, including economic growth in global and local economies and the timeframe over which such growth occurs, demand for LPG carrier transport that exceeds capacity for such fleets worldwide, armed conflicts (such as Russia’s invasion of Ukraine or the armed conflict(s) in the Middle East, including maritime incidents in and around the Red Sea, and the spread or worsening of any such conflicts) and terrorist activities, international trade sanctions, embargoes and strikes, particularly those that impact the regions or trade routes traveled by our vessels, the regions where the cargoes we carry are produced or consumed, or any similar events which would interrupt the production or consumption of liquefied gases and associated products;

•
developments in international trade, including national policies regarding strategic oil inventories (including the reduction or replenishment of strategic reserves and if strategic reserves are set at a lower level in the future as oil decreases in the energy mix), actions taken by OPEC and major oil and gas producers and refiners, as well a major LPG companies, and fluctuations in the profit margins of crude oil, refined petroleum products and/or LPG;

•	the distances between exporting and importing regions over which LPG products are to be transported by sea;
•	infrastructure to support seaborne LPG products trade, including pipelines, railways and terminals;
•
changes in seaborne and other transportation and distribution patterns, typically influenced by the relative advantage of the various sources of production, locations of consumption, opportunities for arbitrage, pricing differentials and seasonality;

•	changes to the arbitrage of certain LPG products in different countries, regions or continents;
•	currency exchange and interest rates;
•	changes in environmental and other regulations that may limit the production or consumption of LPG products;
•
competition from alternative sources of energy alternative sources of energy, such as natural gas, coal, hydroelectric or nuclear power and other alternative sources of energy, and consumer demand for “green” or sustainable products;

•	inclement weather and/or natural catastrophes; and
•	epidemics and pandemics.
These factors are outside of our control and are unpredictable, and accordingly we may not be able to correctly assess the nature, timing and degree of changes or their precise impact on our business. Any of these factors could have a material adverse effect on our business, financial condition and operating results.
The active fleet on the small LPG carrier vessels, which have similar characteristics to the one we own, has remained largely stable with a slight 1% decrease between 2023 and 2024 (from 589 to 584 vessels, respectively)

while the active fleet has remained stable between 2024 and August of 2025. Moreover, the orderbook of small LPG carrier vessels has remained at low levels and has not changed significantly in the first eight months of 2025 with 8 vessels currently on order.
A decline in the market value of our LPG carrier could limit the amount of funds that we can borrow, cause us to breach certain financial covenants in our future credit facilities and/or result in impairment charges or losses on sale.
The fair market values of LPG carriers have generally experienced high volatility based on a variety of factors. Factors which may affect the fair market values of our LPG carrier include, without limitation:
•	prevailing level of charter rates;
•	general economic and market conditions affecting the shipping industry
•	the types, sizes and ages of the LPG carriers, including as compared to other LPG carriers in the market and as relates to environmental and energy efficiency
•	supply of and demand for LPG carriers, including as a result of the competitive environment we operate in
•	the availability and cost of other modes of transportation;
•	distressed asset sales, including newbuilding contract sales below acquisition costs due to lack of financing;
•	cost of new buildings;
•
speculative LPG carrier orders from peers during periods of low LPG carrier prices, thereby increasing the supply of LPG carrier capacity, satisfying demand sooner and potentially suppressing charter rates;

•	shipyard capacity;
•	governmental or other regulations, including those that may limit the useful life of LPG carriers;
•	the need to upgrade LPG carriers as a result of environmental, safety, regulatory or charterer requirements, technological advances in LPG carrier design or equipment or otherwise; and
•	the size of the LPG carrier market is small and illiquid resulting to only a limited number of vessel sales taking place on an annual basis.
In addition, when vessel prices are considered to be low, companies not usually involved in shipping may make speculative vessel orders, thereby increasing the supply of vessel capacity, satisfying demand sooner and potentially suppressing charter rates. To the extent we enter into any future facilities that require the maintenance of a certain percentage of the fair market values of the LPG carrier securing any future facility to the principal outstanding amount of the respective facility, a decline in the fair value of our LPG carrier could cause us not to be in compliance with such covenants.
Further, if vessel values are elevated at a time when we wish to acquire additional vessels, the cost of such acquisitions may increase and this could adversely affect our business, cash flows, financial condition and operating results. We may also incur losses and be unable to recoup part of our investment in our LPG carrier if we sell our LPG carrier at less than its book value due to unfavorable market or operating conditions.
The operation of LPG carriers has unique operational risks associated with the transportation of liquefied petroleum gases.
The operation of LPG carriers is inherently risky and presents unique operational risks. For example, an LPG release may cause significant environmental damage. Additionally, compared to other types of vessels, LPG carriers are exposed to a higher risk of damage and loss by fire, whether ignited by a terrorist attack, collision, or other cause, due to the high flammability and hazardous characteristics of LPG. Our crews could also be inadvertently exposed to escaped gases, which may pose a risk to their health and safety. As a result, the unique operational risks associated with the transportation of LPG could result in significantly more expensive insurance coverage and the associated costs of an LPG release or other health and safety incidents could exceed the insurance coverage available to us. Any of the foregoing factors may adversely affect our LPG carrier, our cash flows and segment and overall operating results.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $   million, after deducting Underwriter fees and estimated offering expenses payable by us. If the over-allotment option for Common Shares is exercised in full, we estimate that our net proceeds will be approximately $  , after deducting the underwriting discount and estimated offering expenses payable by us. We will receive nominal proceeds, if any, upon exercise of the Pre-funded Warrants.
We intend to use the net proceeds of this offering for general corporate purposes, which may include, among other things, funding for working capital needs and fleet expansion. At this time, we have not specifically identified any vessels to acquire, nor have we identified a material single use for which we intend to use the net proceeds, and, accordingly, we are not able to allocate the net proceeds among any of these potential uses in light of the variety of factors that will impact how such net proceeds are ultimately utilized by us.
In the third quarter of 2025, we adopted a comprehensive Bitcoin treasury framework targeting up to 50% of our long-term cash reserves, with any potential purchases beyond the initial allocation to be deployed to Bitcoin through disciplined dollar-cost averaging, and recently completed an initial allocation of $5 million through Anchorage Digital Bank N.A. as our custodian partner for Bitcoin.
The foregoing represents our current intentions with respect to the use of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds of this offering in a manner other than as described above. The principal purposes of this offering are to obtain additional capital to fund our operations and growth and to facilitate our future access to the public equity markets.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2024. The table presents information:
•	on an actual basis;
•
on an as adjusted basis to give effect to the (1) issuance of (i) 2,386,731 Common Shares, par value $0.001 per share, (ii) 2,000,000 Series A Preferred Shares, par value $0.001 per share, and (iii) 40,000 Series B Preferred Shares, par value $0.001 per share, and the contribution to us by Toro Corp. of $10,356,450 in cash, each in connection with our spin off from Toro on April 14, 2025; (2) the issuance and sale of 965,000 common shares to certain institutional investors on June 17, 2025 at an offering price of $5.25 per share resulting in net proceeds of approximately $4.2 million, net of estimated fees and expenses of approximately $833,833; (3) the issuance and sale of 860,000 common shares to certain institutional investors on June 18, 2025 at an offering price of $5.25 per share resulting in net proceeds of approximately $4.1 million, net of estimated fees and expenses of approximately $462,765; (4) the issuance and sale of 763,000 common shares to certain institutional investors on June 20, 2025 at an offering price of $5.25 per share resulting in net proceeds of approximately $3.6 million, net of estimated fees and expenses of approximately $422,025 and (5) the issuance and sale of 1,020,000 common shares to certain institutional investors on June 25, 2025 at an offering price of $3.50 per share resulting in net proceeds of approximately $3.2 million, net of estimated fees and expenses of approximately $387,165

•
on as further adjusted basis, also giving effect to the sale by us of the Common Shares offered in this offering, at an offering price of $    per share, assuming no sale of any Pre-funded Warrants, and after deducting Underwriter fees and estimated offering expenses payable by us, resulting in net proceeds of approximately $   million and, assuming no exercise of the Underwriter’s over-allotment option.

(All figures in U.S. dollars)	Actual As of December 31, 2024	As Adjusted	As Further Adjusted For This Offering
Debt:	$—	$—	$—
Mezzanine equity:			—
Series A Preferred Shares(1)	$—	$20,000,000	$20,000,000
Parent company equity/ Shareholders Equity:
Net parent investment	$21,111,822	$—	$—
Capital Stock	—	5,995
Series B Preferred Shares	—	40	40
Additional paid-in capital	—	26,513,449
Retained earnings	—	—	—
Total parent company equity/ Shareholders Equity	$21,111,822	$26,519,484	$
Total Capitalization	$21,111,822	$46,519,484	$

(1)
Series A Preferred shares are presented at fair value as determined by management in consideration of a number of data points, including a valuation performed by an independent third-party consulting firm. The valuation methodology applied comprised the bifurcation of the value of the Series A Preferred Shares in two components namely, the “straight” preferred stock component and the option component. The mean of the sum of the two components was used to estimate the value for the Series A Preferred Shares at $20 million. The valuation methodology and the significant unobservable inputs used for each component are set out below:

	Valuation Technique	Unobservable Input	Range (Weighted average)
“Straight” Preferred stock component	Discounted Cash Flow model	• Weighted average cost of Capital	10.55%
Option Component	Black Scholes	• Volatility • Risk free rate • Weighted average cost of Capital • Strike price	114.48% 4.30% 10.55% $10

DILUTION
Dilution or accretion is the amount by which the offering price paid by the purchasers of our Common Shares in this offering will differ from the net tangible book value per Common Share after the offering. The net tangible book value per common share is equal to the amount of our total tangible assets (total assets less intangible assets) less total liabilities and mezzanine equity divided by the number of common shares outstanding. The historical net tangible book value as of December 31, 2024 was $21.1 million in total and $8.85 per share for the number of shares of the existing shareholders that were outstanding at that date.
The as adjusted (1) net tangible book value as of December 31, 2024 was $11.5 million in total and $4.81 per common share for the as adjusted number of shares of the existing shareholders that were outstanding at that date, after giving effect to the (1) issuance of (i) 2,386,731 Common Shares, par value $0.001 per share, (ii) 2,000,000 Series A Preferred Shares, par value $0.001 per share, and (iii) 40,000 Series B Preferred Shares, par value $0.001 per share, and the contribution to us by Toro Corp. of $10,356,450 in cash, each in connection with our spin off from Toro Corp on April 14, 2025; (2) net tangible book value as of December 31, 2024 would have been $15.7 million, or $4.68 per common share after the issuance and sale by us of 965,000 common shares at $5.25 per share to certain institutional investors on June 17, 2025, after deducting estimated expenses related to such offering; (3) net tangible book value as of December 31, 2024 would have been $19.8 million, or $4.690 per common share after the issuance and sale by us of 860,000 common shares at $5.25 per share to certain institutional investors on June 18, 2025, after deducting estimated expenses related to such offering; (4) net tangible book value as of December 31, 2024 would have been $23.3 million, or $4.691 per common share after the issuance and sale by us of 763,000 common shares at $5.25 per share to certain institutional investors on June 20, 2025, after deducting estimated expenses related to such offering; and (5) net tangible book value as of December 31, 2024 would have been $4.424 per common share after the issuance and sale by us of 1,020,000 common shares at $3.50 per share to certain institutional investors on June 25, 2025, after deducting estimated expenses related to such offering.
The as further adjusted (2) net tangible book value as of December 31, 2024 also giving effect to the sale by us of all of the Common Shares offered in this offering, at the price set forth on the cover page of this prospectus, assuming (i) no sale of any Pre-funded Warrants, and (ii) no exercise of the Underwriter’s over-allotment option and after deducting Underwriter fees and estimated offering expenses payable by us, our pro forma as further adjusted net tangible book value as of December 31, 2024, would have been approximately $   million, or approximately $   per Common Share. This amount represents an immediate dilution to existing shareholders of $   in pro forma as adjusted net tangible book value per Common Share, and an immediate accretion to purchasers of our Common Shares of $   per Common Share.
Dilution to existing shareholders is calculated by subtracting the pro forma as adjusted net tangible book value per Common Share before giving effect to this offering, from the pro forma as further adjusted net tangible book value per Common Share after giving effect to this offering. Accretion to purchasers of our Common Shares in this offering is calculated by subtracting the offering price per share from the pro forma as further adjusted net tangible book value per Common Share after this offering. The following table illustrates these calculations:

Offering price per common share		$
Pro forma as adjusted net tangible book value per Common Share as of December 31, 2024(1)	$4.424
Dilution in pro forma as adjusted net tangible book value per Common Share to existing shareholders	$
Pro forma as further adjusted net tangible book value per Common Share after this offering(2)		$
Accretion per Common Share to new investors		$

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
We are offering    Common Shares in this offering. We are also offering to each purchaser whose purchase of Common Shares in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-funded Warrants in lieu of the Common Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Common Shares. For each Pre-funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Common Shares we are offering will be decreased on a one-for-one basis.
Common Shares
Please see the section titled “Description of Capital Stock” beginning on page S-9 of the accompanying prospectus for a description of the material terms of our Common Shares and our Articles of Incorporation and Bylaws. The Common Shares sold in this offering include preferred stock purchase rights that trade with the Common Shares.
Pre-Funded Warrants
The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby.
Duration, Exercise Price and Form
Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will not expire prior to exercise. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Shares. The Pre-Funded Warrants will be issued in electronic form.
Exercisability
The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Shares immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation in the holder’s Pre-Funded Warrants up to 9.99% of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.
Cashless Exercise
At the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Pre-Funded Warrant.
Transferability
Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.
Fractional Shares
No fractional Common Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of Common Shares to be issued will be rounded up to the nearest whole number.

Trading Market
There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.
Right as a Shareholder
Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Shares with respect to the Common Shares underlying the Pre-Funded Warrants, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.
Fundamental Transaction
In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-Pre-Funded Warrants immediately prior to such fundamental transaction.
Form of Pre-Funded Warrants
The Pre-Funded Warrants will be issued in certificated form as individual warrant agreements to the investors.

TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax and Marshall Islands tax consequences of the ownership and disposition of our Common Shares or Pre-funded Warrants as well as the material U.S. federal and Marshall Islands income tax consequences applicable to us and our operations. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our common shares or pre-funded warrants that is treated for U.S. federal income tax purposes as:
•	an individual citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “—U.S. Federal Income Taxation of Non-U.S. Holders.”
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common shares or pre-funded warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common shares or pre-funded warrants, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.
This summary is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, its legislative history, Treasury Regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that will own and hold our common shares or pre-funded warrants as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:
•	financial institutions or “financial services entities”;
•	broker-dealers;
•	taxpayers who have elected mark-to-market accounting for U.S. federal income tax purposes;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 10% or more (by vote or value) of our shares;
•	persons that own shares through an “applicable partnership interest”;
•	persons required to recognize income for U.S. federal income tax purposes no later than when such income is reported on an “applicable financial statement”;

•	persons that hold our common shares or pre-funded warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.
This summary does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S., non-Marshall Islands tax laws.
We have not sought, nor do we intend to seek, a ruling from the Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.
Because of the complexity of the tax laws and because the tax consequences to any particular holder of our common shares or pre-funded warrants may be affected by matters not discussed herein, each such holder is urged to consult with its tax advisor with respect to the specific tax consequences of the ownership and disposition of our common shares or pre-funded warrants, including the applicability and effect of state, local and non-U.S. tax laws, as well as U.S. federal tax laws.
United States Federal Income Taxation of Our Company
Taxation of Operating Income: In General
Unless exempt from U.S. federal income taxation under the rules discussed below, a foreign corporation is subject to U.S. federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, cost sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to collectively as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as “U.S. source gross shipping income” or USSGTI.
Shipping income attributable to transportation that both begins and ends in the United States is U.S. source income. We are not permitted by law to engage in such transportation and thus will not earn income that is considered to be 100% derived from sources within the United States.
Shipping income attributable to transportation between non-U.S. ports is considered to be derived from sources outside the United States. Such income is not subject to U.S. tax.
If not exempt from tax under Section 883 of the Code, our USSGTI would be subject to a tax of 4% without allowance for any deductions (“the 4% tax”) as described below.
Exemption of Operating Income from U.S. Federal Income Taxation
Under Section 883 of the Code and the regulations thereunder, we will be exempt from the 4% tax on our USSGTI if:
1.	we are organized in a foreign country that grants an “equivalent exemption” to corporations organized in the United States; and
2.	either
a.
more than 50% of the value of our stock is owned, directly or indirectly, by individuals who are “residents” of a foreign country that grants an “equivalent exemption” to corporations organized in the United States (each such individual is a “qualified shareholder” and collectively, “qualified shareholders”), which we refer to as the “50% Ownership Test,” or

b.
our stock is “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to U.S. corporations, or in the United States, which we refer to as the “Publicly Traded Test”.

The Marshall Islands, the jurisdiction in which we and our ship-owning subsidiaries are incorporated, grants an “equivalent exemption” to U.S. corporations. Therefore, we will be exempt from the 4% on our USSGTI if we meet either the 50% Ownership Test or the Publicly Traded Test.

We currently qualify for such an exemption due to our ownership structure, although there can be no assurance that we will satisfy the requirements of the 50% Ownership Test in future years. Therefore, we expect to be exempt from the 4% tax on our USSGTI only if we can satisfy the Publicly Traded Test.
Treasury Regulations provide, in pertinent part, that stock of a foreign corporation must be “primarily and regularly traded on an established securities market in the U.S. or in a qualified foreign country”. To be “primarily traded” on an established securities market, the number of shares of each class of our stock that are traded during any taxable year on all established securities markets in the country where they are listed must exceed the number of shares in each such class that are traded during that year on established securities markets in any other country. Our Common Shares, which are traded on the Nasdaq Capital Market, are expected to meet the test of being “primarily traded”.
To be “regularly traded,” one or more classes of our stock representing more than 50% of the total combined voting power of all classes of stock entitled to vote and more than 50% of the total value of the stock that is listed must be listed on an established securities market (“the vote and value” test) and meet certain other requirements. Our Common Shares are listed on the Nasdaq Capital Market, but do not represent more than 50% of the voting power of all classes of stock entitled to vote. Our Series B Preferred Shares, which have super voting rights and have voting control but are not entitled to dividends, will not be listed. Thus, based on a strict reading of the vote and value test described above, our stock is not expected to be “regularly traded”.
Treasury Regulations provide, in pertinent part, that a class of stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of such class of the outstanding shares of the stock is owned, actually or constructively under specified stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the value of such class of the outstanding stock (“5% Stockholders”), which we refer to as the “5% Override Rule”. In the event the 5% Override Rule is triggered, the Treasury Regulations provide that the 5% Override Rule will nevertheless not apply if we can establish that within the group of 5% Stockholders, there are sufficient 5% Stockholders that are considered to be “qualified shareholders” for purposes of Section 883 of the Code to preclude non-qualified 5% Stockholders in the closely-held group from owning 50% or more of the corporation’s common stock for more than half the number of days during the taxable year.
Due to our capital structure and other factual circumstances beyond our control, there is uncertainty as to whether we will satisfy the Publicly Traded Test, and therefore whether we will qualify for the exemption from the 4% test under Section 883 of the Code. There can be no assurance that we or any of our subsidiaries will qualify for this tax exemption for any taxable year.
Taxation in the Absence of Exemption under Section 883 of the Code
To the extent the benefits of Section 883 are unavailable, our USSGTI, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income would never exceed 2% under the 4% Tax.
To the extent the benefits of the exemption under Section 883 of the Code are unavailable and USSGTI is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax imposed at a rate of 21%. In addition, we may be subject to the 30% “branch profits” tax on earnings effectively connected with the conduct of such U.S. trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of such U.S. trade or business.
USSGTI would be considered “effectively connected” with the conduct of a U.S. trade or business only if:
•	We have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and
•
substantially all our USSGTI is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not currently have, nor do we intend to have or permit circumstances that would result in us having, any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our USSGTI will be “effectively connected” with the conduct of a U.S. trade or business.
U.S. Taxation of Gain on Sale of Vessels
Regardless of whether we qualify for exemption under Section 883 of the Code, we do not expect to be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.
United States Federal Income Taxation of U.S. Holders
The following is a summary of the material U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of our Common Stock and Pre-funded Warrants.
Tax Treatment of the Pre-Funded Warrants
We believe that our Pre-funded Warrants should be treated as shares of our Common Shares for United States federal income tax purposes, rather than warrants. Assuming this position is upheld, no gain or loss should be recognized upon the exercise of a Pre-funded Warrant and, upon exercise, the holding period of a Pre-funded Warrant should carry over to the Common Share received. Similarly, the tax basis of a Pre-funded Warrant should carry over to the Common Share received upon exercise, increased by the exercise price of $0.001 per share. However, our position is not binding on the IRS and the IRS may treat the Pre-funded Warrants as warrants to acquire our Common Shares. You should consult your tax advisor regarding the United States federal tax consequences of an investment in the Pre-funded Warrants. The following discussion assumes our Pre-funded Warrants are properly treated as our Common Shares.
Distributions on Common Shares
Subject to the discussion of passive foreign investment companies (“PFICs”) below, any distributions made by us with respect to our Common Shares to a U.S. Holder will generally constitute dividends to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in his Common Shares on a dollar-for-dollar basis and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, you should expect to generally treat the distributions we make as dividends. Because we are not a U.S. corporation, U.S. Holders that are corporations will generally not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us. Dividends paid with respect to our Common Shares will generally be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.
Dividends paid on our Common Shares to a U.S. Holder who is an individual, trust or estate who is an individual, trust or estate (each, a “U.S. Individual Holder”) will generally be treated as ordinary income. If you are a U.S. Individual Holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends paid with respect to the shares generally will be qualified dividend income provided that (a) in the year that you receive the dividend, the shares are readily tradable on an established securities market in the United States and (b) we were not, in the year prior to the year the distribution is made, and is not, in the year that the distribution is made, a PFIC as defined for U.S. federal income tax purposes. Although our Common Shares are listed on the Nasdaq Capital Market, there can be no assurance that we will not be treated as a PFIC in a future taxable year. Therefore, dividends paid on our Common Shares may not be treated as qualified dividend income.
Special rules may apply to any “extraordinary dividend,” generally, a dividend paid by us in an amount which is equal to or in excess of 10% of a shareholder’s adjusted tax basis (or fair market value in certain circumstances) in our stock with respect to which the dividend was paid or dividends received within a one-year period that, in the aggregate, equal or exceed 20% of a shareholder’s adjusted tax basis (or fair market value upon the shareholder’s election) in our stock with respect to which the dividend was paid. If we pay an “extraordinary dividend” on our Common Shares that is treated as qualified dividend income (as discussed above), then any loss derived by a U.S. Individual Holder from the sale or exchange of such common shares will be treated as long-term capital loss to the extent of such dividend regardless of such holder’s holding period in such share.
Sale, Exchange or other Disposition of Common Shares or Pre-funded Warrants
Subject to the discussion of our status as a PFIC below, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our Common Shares or Pre-funded Warrants in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such Common Shares or Pre-funded Warrants. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the Common Shares or Pre-funded Warrants is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.
Passive Foreign Investment Company Status
Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our Common Shares, either:
•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or
•	at least 50% of the average value of the assets held by us during such taxable year produce, or are held for the production of, passive income.
For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute “passive income” for these purposes. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.
In general, income derived from the bareboat charter of a vessel will be treated as “passive income” for purposes of determining whether we are a PFIC, and such vessel will be treated as an asset which produces or is held for the production of “passive income”. On the other hand, income derived from the time charter of a vessel should not be treated as “passive income” for such purpose, but rather should be treated as services income; likewise, a time chartered vessel should generally not be treated as an asset which produces or is held for the production of “passive income”.
In addition, for purposes of the PFIC “asset” test described above, cash and other current assets readily convertible into cash (“Cash Assets”) are considered to be assets that produce passive income.
Based on our current assets and activities, we do not believe that we were a PFIC for the 2024 taxable year. However, our status as a PFIC is determined on an annual basis and will depend upon the operations of our vessel and our other activities and our positions in cash and other “passive” assets during each taxable year. In addition, we cannot assure you that the nature of our operations will not change in the future. Therefore, there can be no assurance that we will not be treated as a PFIC in a future taxable year.
Although there is no legal authority directly on point, and we are not relying upon an opinion of counsel on this issue, our belief is based principally on the position that, for purposes of determining whether we are a passive foreign investment company, the gross income we derive or are deemed to derive from the time and voyage chartering activities and pool arrangements of our wholly owned subsidiaries should constitute services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our wholly owned subsidiaries own and operate in connection with the production of such income, particularly the vessels, should not constitute passive assets for purposes of determining whether we are a passive foreign investment company. We believe there is substantial legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes.

However, in the absence of any legal authority specifically relating to the statutory provisions governing passive foreign investment companies, the IRS or a court could disagree with our position.
As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different U.S. federal income taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund” (a “QEF Election”). As discussed below, as an alternative to making a QEF Election, a U.S. Holder should be able to make a “mark-to-market” election with respect to the Common Shares (a “Mark-to-Market Election”), as discussed below. A U.S. Holder holding PFIC shares that does not make either a “QEF Election” or “Mark-to-Market Election” will be subject to the Default PFIC Regime, as defined and discussed below in “—Taxation of U.S. Holders Not Making a Timely QEF or “Mark-to-Market” Election”.
If the Company were to be treated as a PFIC, a U.S. Holder would be required to file IRS Form 8621 to report certain information regarding the Company. If you are a U.S. Holder who holds our Common Shares during any period in which we are a PFIC, you are strongly encouraged to consult your tax adviser.
The QEF Election
If a U.S. Holder makes a timely QEF Election, which U.S. Holder we refer to as an “Electing Holder,” the Electing Holder must report each year for United States federal income tax purposes his pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were made by us to the Electing Holder. The Electing Holder’s adjusted tax basis in the Common Shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the Common Shares and will not be taxed again when distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our Common Shares. It should be noted that if any of our subsidiaries is treated as a corporation for U.S. federal income tax purposes, a U.S. Holder must make a separate QEF Election with respect to each such subsidiary.
The availability of a QEF Election with respect to the Pre-funded Warrants is unclear, and depends upon whether the Pre-funded Warrants are treated as outstanding common stock for U.S. federal income tax purposes.
Taxation of U.S. Holders Making a “Mark-to-Market” Election
If we are a PFIC in a taxable year and our shares are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your shares. As long as our Common Shares are traded on the Nasdaq Capital Market, as they currently are and as they may continue to be, our Common Shares should be considered “marketable stock” for purposes of making the Mark-to-Market Election. However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFICs are themselves “marketable”. As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our Common Shares, the U.S. Holder may continue to be subject to the Default PFIC Regime (described below) with respect to the U.S. Holder’s indirect interest in any of our subsidiaries that are treated as an equity interest in a PFIC. U.S. Holders are urged to consult their own tax advisers in this regard.
A U.S. Holder who makes a timely Mark-to-Market Election with respect to the Common Shares would include annually in the U.S. Holder’s income, as ordinary income, any excess of the fair market value of the Common Shares at the close of the taxable year over the U.S. Holder’s then adjusted tax basis in the Common Shares, respectively. The excess, if any, of the U.S. Holder’s adjusted tax basis at the close of the taxable year over the then fair market value of the common stock would be deductible in an amount equal to the lesser of the amount of the excess or the net mark-to-market gains that the U.S. Holder included in income in previous years with respect to the Common Shares. A U.S. Holder’s tax basis in his Common Shares would be adjusted to reflect any income or loss amount recognized pursuant to the Mark-to-Market Election. A U.S. Holder would recognize ordinary income or loss on a sale, exchange or other disposition of the Common Shares; provided, however, that any ordinary loss on the sale, exchange or other disposition may not exceed the net mark-to-market gains that the U.S. Holder included in income in previous years with respect to the Common Shares. The availability of a Mark-to-Market Election with respect to the Pre-funded Warrants is unclear, and depends upon whether the Pre-funded Warrants are treated as outstanding common stock, and of the same class as our Common Shares, for U.S. federal income tax purposes.
Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
Finally, a U.S. Holder who does not make timely a QEF Election or a timely Mark-to-Market Election with respect to its Common Shares or Pre-funded Warrants or a U.S. Holder whose QEF Election is invalidated or terminated (each, a “Non-Electing Holder”), would be subject to special rules, or the Default PFIC Regime, with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the Common Shares or Pre-funded Warrants in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the Common Shares or Pre-funded Warrants), and (2) any gain realized on the sale, exchange, redemption or other disposition of the Common Shares or Pre-funded Warrants.
Under the Default PFIC Regime:
•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the Common Shares or Pre-funded Warrants;
•	the amount allocated to the current taxable year and any taxable year before we became a PFIC would be taxed as ordinary income; and
•
the amount allocated to each of the other prior taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

Any distributions other than “excess distributions” by us to a Non-Electing Holder will be treated as discussed above under “—Distributions on Common Shares”.
If a Non-Electing Holder who is an individual dies while owning the Common Shares or Pre-funded Warrants, such Non-Electing Holder’s successor generally would not receive a step-up in tax basis with respect to the common shares.
Shareholder Reporting
A U.S. Holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Significant penalties may apply for failing to satisfy this filing requirement. U.S. Holders are urged to contact their tax advisors regarding this filing requirement.
Unearned Income Medicare Contribution Tax
Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of Common Shares or Pre-funded Warrants. U.S. Holders are encouraged to consult their tax advisors regarding the effect, if any, of this tax on the ownership and disposition of our Common Shares and Pre-funded Warrants.
U.S. Federal Income Taxation of “Non-U.S. Holders”
Dividends on Common Shares
Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends received from us with respect to our Common Shares, unless that income is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States. To the extent that dividends are effectively connected income, if the Non-U.S. Holder is entitled to the benefits of a U.S. income tax treaty with respect to those dividends, that income is taxable only if it is attributable to a permanent establishment (or a fixed base) maintained by the Non-U.S. Holder in the United States.
Sale, Exchange or Other Disposition of Common Shares or Pre-funded Warrants
Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our Common Shares or Pre-funded Warrants, unless:
•
the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States. If the Non-U.S. Holder is entitled to the benefits of a U.S. income tax treaty with respect to that gain, that gain is taxable only if it is attributable to a permanent establishment maintained (or fixed base) by the Non-U.S. Holder in the United States; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.
If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, the income from the Common Shares, including dividends and the gain from the sale, exchange or other disposition of the Common Shares or Pre-funded Warrants that is effectively connected with the conduct of that trade or business will generally be subject to U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, in the case of a corporate Non-U.S. Holder, the earnings and profits of such Non-U.S. Holder that are attributable to effectively connected income, subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable U.S. income tax treaty.
Backup Withholding and Information Reporting
If you are a non-corporate U.S. Holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of Common Shares or Pre-funded Warrants effected at a United States office of a broker.
Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
If you are a Non-U.S. Holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of Common Shares or Pre-funded Warrants effected at a United States office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of Common Shares or Pre-funded Warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
Other Tax Considerations
In addition to the income tax consequences discussed above, we may be subject to tax, including tonnage taxes, in one or more other jurisdictions where we conduct activities. All our vessel-owning subsidiaries are subject to tonnage taxes. Generally, under a tonnage tax, a company is taxed based on the net tonnage of qualifying vessels such company operates, independent of actual earnings. The amount of any tonnage tax imposed upon our operations may be material.
Marshall Islands Tax Consequences
The following represents the opinion of our Marshall Islands counsel, Seward & Kissel LLP, and is a summary of the material Marshall Islands tax consequences of the ownership and disposition of our Common Shares or Pre-funded Warrants.
We are incorporated in the Republic of the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, no Marshall Islands withholding tax will be imposed upon payment of dividends by us to its shareholders, and holders of our Common Shares or Pre-funded Warrants that are not residents of or domiciled or carrying on any commercial activity in the Republic of the Marshall Islands will not be subject to Marshall Islands tax on the sale or other disposition of our Common Shares or Pre-funded Warrants.

UNDERWRITING
We are offering our Common Shares, or, in lieu thereof, Pre-funded Warrants, described in this prospectus through Maxim acting as sole Underwriter. We have entered into an underwriting agreement with Maxim. Subject to the terms and conditions of the underwriting agreement, the Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, the Common Shares, or pre-funded warrants in lieu thereof.
The underwriting agreement provides that the Underwriter must buy all of the shares or pre-funded warrants being sold in this offering if it buys any of them. However, the Underwriter is not required to take or pay for the shares covered by the Underwriter’s option to purchase additional shares as described below.
Our shares and pre-funded warrants are offered subject to a number of conditions, including:
•	receipt and acceptance of our Common Shares and pre-funded warrants by the Underwriter; and
•	the Underwriter’s right to reject orders in whole or in part.
We have been advised by Maxim that it intends to make a market in our Common Shares but that it is not obligated to do so and may discontinue making a market at any time without notice. In connection with this offering, the Underwriter may distribute prospectuses electronically.
Option to Purchase Additional Securities
We have granted the Underwriter an option exercisable within 45 days of the date of this prospectus to purchase from us up to     additional Common Shares at a price of $   per share, less the underwriting discounts and commissions to cover over-allotments, if any.
Underwriting Discount
Common Shares and Pre-funded Warrants sold by the Underwriter will initially be offered at the initial offering price set forth on the cover of this prospectus. Any Common Shares or Pre-funded Warrants sold by the Underwriter to securities dealers may be sold at a discount of up to $   per Common Share or Pre-funded Warrant from the offering price. The Underwriter may offer the shares or pre-funded warrants through one or more of its affiliates or selling agents. If all the shares and pre-funded warrants are not sold at the offering price, the Underwriter may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriter will be obligated to purchase the Common Shares and Pre-funded Warrants at the prices and upon the terms stated therein.
The following table shows the per share and per Pre-Funded Warrant and total underwriting discount we will pay to the Underwriter assuming both no exercise and full exercise of the Underwriter’s option to purchase from us up to additional Common Shares at a price of $   per share, less the underwriting discounts and commissions to cover over-allotments, if any.

	Per Common Shares	Per Pre- Funded Warrants	Total without Over- Allotment Option	Total with Over- Allotment Option
Offering price	$	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

We have agreed to pay the Underwriter’s out-of-pocket accountable expenses, actually incurred, including the Underwriter’s legal fees, up to a maximum amount of $85,000 if this offering is completed.
We estimate that the total expenses of the offering payable by us, not including the underwriting discounts and commissions, will be approximately $350,000. This amount includes the Underwriter’s expenses described above.
Tail Financing Payments
Upon closing of this offering, if we subsequently complete any public or private financing any time during the 12 months after such termination with any investors contacted or introduced to the Company by Maxim, then Maxim shall be entitled to receive the same compensation for such offering as it would have been entitled to in connection with this offering.

Lock-Up Agreements
We have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber for the sale of or otherwise dispose of any of our Common Shares or other securities convertible into or exercisable or exchangeable for our Common Shares for 10 days after this offering is completed without the prior written consent of the Underwriter.
Indemnification
We have agreed to indemnify the Underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the Underwriter may be required to make in respect of those liabilities.
Stock Exchange
Our Common Shares are currently listed on the Nasdaq Capital Market under the symbol “RBNE”.
Determination of Offering Price and Exercise Price
The offering price of the securities we are offering were negotiated between us and the Underwriter based on the trading of our Common Shares prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering, include our history and prospects, the market price of our Common Shares on Nasdaq, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.
Electronic Distribution
A prospectus in electronic format may be made available on a website maintained by the Underwriter. In connection with the offering, the underwriter or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.
Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as an Underwriter and should not be relied upon by investors.
Price Stabilization, Short Positions
In connection with this offering, the Underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our Common Shares during and after this offering, including:
•	stabilizing transactions;
•	short sales;
•	purchases to cover positions created by short sales;
•	imposition of penalty bids; and
•	syndicate covering transactions.
Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Common Shares, which involve the sale by the Underwriter of a greater number of Common Shares than they are required to purchase in this offering and purchasing Common Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the Underwriter’s option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The Underwriter may close out any covered short position by either exercising its option, in whole or in part, or by purchasing shares in the open market. In making this determination, the Underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.
Naked short sales are short sales made in excess of the over-allotment option. The Underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of our Common Shares in the open market that could adversely affect investors who purchased in this offering.
The Underwriter also may impose a penalty bid. This occurs when a particular Underwriter repays to the underwriter a portion of the underwriting discount received by it because the Underwriter has repurchased shares sold by or for the account of that Underwriter in stabilizing or short covering transactions.
These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result of these activities, the price of our Common Shares may be higher than the price that otherwise might exist in the open market. The underwriter may carry out these transactions on the Nasdaq Capital l Market, in the over-the-counter market or otherwise. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the shares and warrants. Neither we, nor the underwriter make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.
Other Relationships and Affiliations
The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter acted as the sole placement agent for each of our registered offerings of our common shares in June 2025. The Underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The Underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in these securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.
This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors”

(within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.
Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.
Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.
European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.
United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

EXPENSES OF THE OFFERING
The following are the estimated expenses, other than any underwriting discounts and commissions and expenses reimbursed by us, of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which have been or will be paid by us.

SEC registration fee	$38,275
Legal fees and expenses	$100,000
Accounting fees and expenses	$50,000
Miscellaneous	$161,725
Total	$300,000

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Goodwin Procter LLP with respect to matters of New York law, and by Seward & Kissel LLP with respect to matters of Marshall Islands law. Ellenoff Grossman & Schole LLP, New York, New York, is representing the Underwriter in this offering.
EXPERTS
The combined carve-out financial statements of Robin Energy Ltd. Predecessor as of December 31, 2023 and 2024, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus by reference to Robin Energy Ltd. annual report on Form 20-F for the year ended December 31, 2024 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Robin Energy Ltd., as of December 31, 2024, and for the period September 24, 2024 to December 31, 2024, incorporated by reference in this Prospectus by reference to Robin Energy Ltd. annual report on Form 20-F for the period September 24, 2024 to December 31, 2024 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying base prospectus are a part of that registration statement, which includes additional information.
We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at http:// www.robinenergy.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission’s website is not part of this prospectus supplement and the accompanying base prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.
This prospectus incorporates by reference the following documents:
•	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 15, 2025;
•	Our Reports on Form 6-K filed with the SEC on June 17, 2025, June 18, 2025, June 20, 2025, June 25, 2025, July 10, 2025, July 31, 2025, August 5, 2025;
•	The description of the Common Shares contained in Exhibit 2.1 to the Annual Report, including any amendment or report filed for the purpose of updating such description.
We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investors” section of our website at www.robinenergy.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement and should not be considered part of this prospectus supplement. Requests for such information should be made to us at the following address:
Robin Energy Ltd.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens
3036 Limassol
Cyprus
You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

$250,000,000

ROBIN ENERGY LTD.
Common Shares (including associated Preferred Share Purchase Rights), Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and
Units
We may use this prospectus to offer, from time to time in one or more offerings, of up to an aggregate amount of $250,000,000 common shares, par value $0.001 per share (including associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement), preferred shares, debt securities, warrants, purchase contracts, rights or units. Such securities will be offered in amounts, at prices and on terms to be determined at the time of their offering and will be described in a supplement to this prospectus.
The securities described in this prospectus may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution.” We may also describe the plan of distribution for any particular offering of the securities in any applicable prospectus supplement. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our common shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “RBNE”. On April 15, 2025, the closing price for our common shares as reported on the Nasdaq was $4.60 per share. The aggregate market value of our outstanding common shares held by non-affiliates on April 15, 2025 was $5,015,504.20 based on 1,090,327 common shares issued and outstanding held by non-affiliates and a per share price of $4.60 based on the closing sale price of our common shares on April 15, 2025 as reported by Nasdaq. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.
You should read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Investing in these securities involves certain risks. See “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated April 28, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus and we may add, update or change information contained in this prospectus by incorporating by reference information that we file or furnish to the SEC. The particular terms of any security will be described in the related prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information.”
This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed with documents that we file or furnish to the SEC and incorporate by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain as described below under “Where You Can Find Additional Information.”
We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us. We take no responsibility for and can provide no assurance as to the reliability of, any information that others may give you. The information contained or incorporated by reference in this prospectus and any prospectus supplement is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a prospectus supplement are delivered or a sale pursuant to this prospectus or a prospectus supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, financial, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us” and “our” refer to Robin Energy Ltd. and all of its subsidiaries, and “Robin” refers only to Robin Energy Ltd. and not to its subsidiaries. The common shares, par value $0.001 per share (including associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement), preferred shares, debt securities, warrants, purchase contracts, rights and units that may be offered using this prospectus are referred to collectively as the “securities”. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in this prospectus are in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The forward-looking information in this prospectus may not accurately predict future results.
The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all matters that are not historical facts or matters of fact at the date of this prospectus and reflect our current views with respect to future events and financial performance. These forward-looking statements may generally, but not always, be identified by the use of works such as “anticipate”, “believe”, “targets”, “likely”, “will”, “would”, “could”, “should”, “seeks”, “continue”, “contemplate”, “possible”, “might”, “expect”, “intend”, “estimate”, “forecast”, “project”, “plan”, “objective”, “potential”, “may”, “anticipates” or similar expressions or phrases.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these forward-looking statements, including these expectations, beliefs or projections.
In addition to these assumptions, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include generally:
•	the effects of our spin-off from Toro Corp.
•
our business strategy, expected capital spending and other plans and objectives for future operations, including our ability to expand our business as a new entrant to the handysize tanker shipping industry;

•
shipping market conditions and trends, including volatility and cyclicality in charter rates of the shipping segments we operate, factors affecting supply and demand for vessels such as fluctuations in demand for and the price of the products we transport, fluctuating vessel values, changes in worldwide fleet capacity, opportunities for the profitable operations of vessels in the segment of the shipping industry in which we operate and global economic and financial conditions, including interest rates, inflation, trade developments and the growth rates of world economies;

•
our ability to realize the expected benefits of any vessel acquisitions or sales, and the effects of any change in our fleet’s size or composition, increased transaction costs and other adverse effects (such as lost profit) due to any failure to consummate any sale of our vessel, on our future financial condition, operating results, future revenues and expenses, future liquidity and the adequacy of cash flows from our operations;

•
our relationships with our current and future service providers and customers, including the ongoing performance of their contractual obligations, dependence on their expertise, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
the availability of debt or equity financing on standard market terms and our ability to comply with the covenants in agreements relating thereto, in particular due to economic, financial or operational reasons;

•
our continued ability to enter into time charters, voyage charters or pool arrangements with existing and new customers and pool operators, and to re-charter our vessel upon the expiry of the existing pool agreement;

•	the successful operations of our vessel in the competitive spot charter market and our pool operator’s financial performance, including its ability to obtain profitable sport charters;
•	any failure by our contractual counterparties to meet their contractual obligations under the existing agreements we have entered into with them;
•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance and costs associated with climate change;

•
our ability to fund future capital expenditures and investments in the refurbishment of our vessel (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire;
•	fluctuations in interest rates and currencies, including the value of the U.S. dollar relative to other currencies;
•	any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity breach;
•	existing or future claims, disputes, proceedings or litigation;
•	future sales of our securities in the public market, and our ability to maintain compliance with applicable listing standards or the delisting of our common shares;
•	volatility in our share price;
•	potential conflicts of interest involving members of our board of directors, senior management and certain of our service providers that are related parties;
•
general domestic and international geopolitical conditions, such as political instability, events or conflicts (including armed conflicts, such as the war in Ukraine and the conflict in the Middle East), acts of piracy or maritime aggression, such as recent maritime incidents involving vessels in and around the Red Sea, sanctions, potential governmental requisitions of our vessel during a period of war or emergency;

•	global public health threats and major outbreaks of disease;
•	any material cybersecurity incident;
•
changes in seaborne and other transportation, including due to the maritime incidents in and around the Red Sea, fluctuating demand for product tankers and/or disruption of shipping routes due to accidents, political events, international sanctions, international hostilities and instability, piracy, smuggling or acts of terrorism;

•
changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry and to vessel rules and regulations, as well as changes in inspection procedures and import and export controls;

•	inadequacies in our insurance coverage;
•	developments in tax laws, treaties or regulations or their interpretation in any country in which we operate and changes in our tax treatment or classification;
•
“trade wars”, including as a result of tariffs recently imposed by the United States and retaliatory tariffs imposed or threatened by other countries, and the impact of trade barriers and developments in rules and regulations regarding the global trade of commodities we transport in our vessel;

•	the impact of climate change, adverse weather and natural disasters;
•	accidents or the occurrence of other unexpected events, including in relation to the operational risks associated with transporting refined petroleum products; and
•
any other factor described in this prospectus, or in our filings with the SEC incorporated by reference herein, including Robin’s Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”) filed with the SEC on April 15, 2025, incorporated by reference herein.

The information set forth in this prospectus or the documents incorporated by reference into this prospectus speaks only as of the dates stated in these documents, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication, except to the extent required by applicable law. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Please see our filings with the SEC for a more complete discussion of these foregoing and other risks and uncertainties. These factors and the other risk factors described in this prospectus and the documents incorporated by reference into this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this prospectus or the documents incorporated by reference into this prospectus and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

ROBIN ENERGY LTD.
We are a growth-oriented shipping company that acquires, owns, charters and operates a handysize product tanker vessel and provides worldwide seaborne energy transportation services. As of April 15, 2025, we maintain a fleet of one handysize product tanker vessel, with a capacity of 0.03 million dwt.
Our common shares trade on the Nasdaq Capital Market under the symbol “RBNE”.
Robin Energy Ltd. is incorporated in the Marshall Islands and has its principal executive offices at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus, Tel: +357 25 357 769. Our website is www.robinenergy.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Upon the completion of our spin-off from Toro Corp. on April 14, 2025, we began operating as a separate company from Toro Corp, the Nasdaq-listed ship-owning company of which we were previously a part and of which our business comprised a reporting segment.
You can find a more detailed description of Robin’s business in the Annual Report and other documents incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act. Under the registration statement, we may sell from time to time up to $250,000,000 of the securities described in this prospectus in one or more offerings. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You may review a copy of the registration statement through the SEC’s website.
We are subject to the informational requirements of the Exchange Act. In accordance with these requirements we file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. Our filings are also available on our website at www.robinenergy.com. This web address is provided as an inactive textual reference only. Information contained on, or that can be accessed through, these websites, does not constitute part of, and is not incorporated into, this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we furnish or make available to our shareholders annual reports containing our financial statements prepared in accordance with U.S. GAAP.
You may also request a copy of our filings at no cost, excluding the exhibits to such filings, by writing or telephoning us at the following address:
Robin Energy Ltd.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens
3036 Limassol, Cyprus
Tel: + 357 25 357 769

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring to these documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act until we complete the offerings using this prospectus:
•	Annual Report of Robin Energy Ltd. on Form 20-F for the year ended December 31, 2024, filed on April 15, 2025; and
•	The description of the Common Shares contained in Exhibit 2.1 to the Annual Report, including any amendment or report filed for the purpose of updating such description.
In addition, all reports and other documents subsequently filed (but not furnished) by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and until the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from their respective dates of filing. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the filing date of the initial registration statement on Form F-3, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.
The information that Robin files with the SEC, including future filings, automatically updates and supersedes information in documents filed at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.
The Annual Report contains a summary description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with U.S. GAAP.
We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
You may obtain any of the documents incorporated by reference in this prospectus as specified in the section of this prospectus captioned “Where You Can Find More Information”.

RISK FACTORS
Investing in the securities involves a high degree of risk. Before investing in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading “Risk Factors” in the Annual Report, as updated by annual and other reports and documents we file with or furnish to the SEC that are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could suffer, the trading price and liquidity of our securities could decline and you may lose all or part of your investment in such securities.
Additional risks, if any, specific to particular securities issued under this prospectus will be detailed in the applicable prospectus supplements.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, working capital, to make vessel, other asset or share acquisitions, to fund the construction of newbuild vessels or for other general corporate purposes, or a combination thereof. Vessel acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets or the acquisition, in whole or in part, of private or listed entities that are engaged in maritime transportation services.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2024. The table presents information:
•	on an actual basis; and
•
on an as adjusted basis to give effect to the (1) issuance of (i) 2,386,731 common shares, par value $0.001 per share, (ii) 2,000,000 Series A Preferred Shares, par value $0.001 per share, and (iii) 40,000 Series B Preferred Shares, par value $0.001 per share and (2) the contribution to us by Toro Corp. of $10,356,450 in cash, each in connection with our spin off from Toro Corp on April 14, 2025.

(All figures in U.S. dollars)	Actual As of December 31, 2024	As Adjusted As of December 31, 2024
Mezzanine equity:
Series A Preferred Shares(1)	$—	$20,000,000

Parent company equity/ Shareholders Equity:
Net parent investment	$21,111,822	$—
Capital Stock	—	2,387
Series B Preferred Shares	—	40
Additional paid-in capital	—	11,465,845
Retained earnings	—	—
Total parent company equity/ Shareholders Equity	$21,111,822	$11,468,272
Total Capitalization	$21,111,822	$31,468,272

(1)
Series A Preferred shares are presented at fair value as determined by management in consideration of a number of data points, including a valuation performed by an independent third-party consulting firm. The valuation methodology applied comprised the bifurcation of the value of the Series A Preferred Shares in two components namely, the “straight” preferred stock component and the option component. The mean of the sum of the two components was used to estimate the value for the Series A Preferred Shares at $20 million. The valuation methodology and the significant unobservable inputs used for each component are set out below:

	Valuation Technique	Unobservable Input	Range (Weighted average)
“Straight” Preferred stock component	Discounted Cash Flow model	• Weighted average cost of Capital	10.55%
Option Component	Black Scholes	• Volatility • Risk free rate • Weighted average cost of Capital • Strike price	114.48% 4.30% 10.55% $10

DESCRIPTION OF CAPITAL STOCK
A description of our common shares (including the associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement) can be found under the heading “Additional Information” in our Annual Report and in Exhibit 2.1 to our Annual Report under the heading “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934 - Description of our Common Shares” and “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934 - Description of the Rights under the Stockholders Rights Agreement”, which descriptions are incorporated by reference herein. A description of our 1.00% Series A Fixed Rate Cumulative Perpetual Convertible Preferred Shares, Series B Preferred Shares and Series C Participating Preferred Shares can be found under the heading “Additional Information” in our Annual Report, which descriptions are incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under an indenture, to be entered into between us and the trustee (to be named in a prospectus supplement), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
The following describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus. The terms and provisions of any debt securities that we offer may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The specific terms and provisions of the debt securities, and the extent to which the general terms of the debt securities described in this prospectus apply to those debt securities, will be set forth in the applicable prospectus supplement. This description will include, where applicable:
•	the designation, aggregate principal amount and authorized denominations of such debt securities;
•	the issue price, expressed as a percentage of the aggregate principal amount of such debt securities;
•	the maturity date or dates of such debt securities;
•	the interest rate per annum, if any of such debt securities;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	the denominations in which the debt securities of the series will be issuable;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;
•	any applicable selling restrictions;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. We will provide you with information on any material Marshall Islands and U.S. federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any debt securities the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the indenture and any applicable supplemental indenture, which will be filed with the SEC if we offer any debt securities. You should read the indenture, any applicable supplemental indenture and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
We may offer and issue warrants to purchase any of our debt or equity securities, which will be specified in the applicable prospectus supplement. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	the currency or currencies, in which the price of such warrants will be payable;
•	if applicable, a discussion of any material Marshall Islands and U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. You should read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS
We may offer and issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us, which will be specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to material Marshall Islands and U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
The applicable prospectus supplement relating to any purchase contracts we offer will specify the material terms of the purchase contracts and whether they will be issued separately or as part of units. The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, a form of which will be filed with the SEC if we offer purchase contracts. You should read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities, which will be specified in the applicable prospectus supplement. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby purchase or underwriting agreement with one or more purchasers or underwriters pursuant to which such persons will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. You should read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities, which will be specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material Marshall Islands and U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, a form of which will be filed with the SEC if we offer units. You should read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters, through agents, to dealers and/or directly to one or more purchasers. We may sell the securities from time to time at fixed prices, market prices prevailing at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus, in one or more transactions, through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

•
In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.

•	We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement. We reserve the right to accept and, from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities, the proceeds to us, any underwriting discounts or commissions and other items constituting underwriters’ compensation. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased.
Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions and on terms as may be set forth in the applicable prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, to contribute to payments which the underwriters, dealers or agents may be required to make or to reimburse those persons for certain expenses. The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Item 10. Additional Information E. Taxation” of our Annual Report, incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.
We will provide you with information on any material Marshall Islands and U.S. federal income tax considerations applicable to any other securities in the applicable prospectus supplement.

EXPENSES
The following are the estimated expenses, other than any underwriting discounts and commissions and expenses reimbursed by us, of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which have been or will be paid by us.

SEC registration fee	$38,275
FINRA filing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Miscellaneous	$*
Total	$*

*	To be provided in a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference.

VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Goodwin Procter LLP with respect to matters of New York law, and by Seward & Kissel LLP with respect to matters of Marshall Islands law.
EXPERTS
The combined carve-out financial statements of Robin Energy Ltd. Predecessor as of December 31, 2023 and 2024, and for each of the years ended December 31, 2022, 2023 and 2024, incorporated by reference in this prospectus by reference to Robin Energy Ltd.’s annual report on Form 20-F for the year ended December 31, 2024 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Robin Energy Ltd., as of December 31, 2024, and for the period September 24, 2024 to December 31, 2024, incorporated by reference in this prospectus by reference to Robin Energy Ltd.’s annual report on Form 20-F for the year ended December 31, 2024 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are incorporated under the laws of the Republic of the Marshall Islands, and substantially all of our assets are located outside of the United States. Our principal executive office is located in Cyprus. In addition, the majority of our directors and officers are non-residents of the United States, and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon such persons or to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Republic of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against our assets or our directors and officers. Although you may bring an original action against us or our affiliates in the courts of the Marshall Islands, and the courts of the Marshall Islands may impose civil liability, including monetary damages, against us or our affiliates for a cause of action arising under Marshall Islands law, it may be impracticable for you to do so.

Common Shares

or Pre-funded Warrants to

Purchase One Common Share

(and Common Shares Underlying the Pre-funded Warrants)

Robin Energy Ltd.
PRELIMINARY PROSPECTUS
Maxim Group LLC
September   , 2025